Exhibit 23.1
April 6, 2009
CONSENT OF COUNSEL
     We hereby consent to the use in the Registration Statement on Form S-1, of our opinion dated April 6, 2009, and to the reference to our Firm in the “Legal Matters” section of the Prospectus.

/s/ MORRIS JAMES LLP
MORRIS JAMES LLP